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                                  Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following registration statements of Time Warner Telecom Inc. and in the related prospectuses of our report dated February 4, 2000, with respect to the consolidated financial statements of Time Warner Telecom Inc. included in this Annual Report (Form 10-
K) for the year ended December 31, 1999:

1. Registration Statement on Form S-8 (No. 333-49439) pertaining to the Time Warner Telecom Inc. 1998 Stock Option Plan

2. Registration Statement on Form S-8 (No. 333-91963) pertaining to the Time Warner Telecom 2000 Qualified Stock Purchase Plan



                                       /s/ ERNST & YOUNG LLP

Denver, Colorado
March 17, 2000